Exhibit 23.1



                                               Johnson, Holscher & Company, P.C.
                                                    Certified Public Accountants








                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement on Form S-3 of Waverider Communications Inc. (the "Company") to register 7,250,000 shares of common stock, of our report dated March 20, 1998 and March 22, 1999,
Note 4. Prior Period Adjustment, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, incorporated in the Annual Report on Form 10-KSB of the Company, for the years ended December 31, 1998 and 1997.


We also consent to the reference to our firm under the caption "Experts".



Johnson, Holscher & Company, P.C.



April 27, 1999